Exhibit 99.1
FOR IMMEDIATE RELEASE
CIT BOARD OF DIRECTORS APPROVES PROCEEDING WITH
PREPACKAGED PLAN OF REORGANIZATION
WITH OVERWHELMING SUPPORT OF DEBTHOLDERS
Nearly 90% in Favor of Plan; Emergence Sought by Year-End
Operating Entities Remain Unaffected and Highly Liquid
Continue Lending to Small and Middle Market Businesses
     NEW YORK — November 1, 2009 — CIT Group Inc. (NYSE: CIT), a leading provider of financing to small businesses and middle market companies, today announced that, with the overwhelming support of its debtholders, the Board of Directors voted to proceed with the prepackaged plan of reorganization for CIT Group Inc. and a subsidiary that will restructure the Company’s debt and streamline its capital structure.
     Importantly, none of CIT’s operating subsidiaries, including CIT Bank, a Utah state bank, will be included in the filings. As a result, all operating entities are expected to continue normal operations during the pendency of the cases.
     All classes voted to accept the prepackaged plan and all were substantially in excess of the required thresholds for a successful vote. Approximately 85% of the Company’s eligible debt participated in the solicitation, and nearly 90% of those participating supported the prepackaged plan of reorganization.
     Similarly, approximately 90% of the number of debtholders voting, both large and small, cast affirmative votes for the prepackaged plan. The conditions for consummating the exchange offers were not met.

     Accordingly, CIT’s Board of Directors approved the Company to proceed with the voluntary filings for CIT Group Inc. and CIT Group Funding Company of Delaware LLC with the U.S. Bankruptcy Court for the Southern District of New York (“the Court”).
     Due to the overwhelming and broad support from its debtholders, the Company is asking the Court for a quick confirmation of the approved prepackaged plan. Under the plan, CIT expects to reduce total debt by approximately $10 billion, significantly reduce its liquidity needs over the next three years, enhance its capital ratios and accelerate its return to profitability.
     “The decision to proceed with our plan of reorganization will allow CIT to continue to provide funding to our small business and middle market customers, two sectors that remain vitally important to the U.S. economy,” said Jeffrey M. Peek, Chairman and CEO. “We are enormously appreciative of the extraordinary support we have received from our many constituencies. This market-based solution allows CIT to enter into the reorganization process well-prepared and positioned for a swift emergence. I want to thank our customers for their support and express my gratitude to our employees whose dedication and hard work are crucial to the future of CIT. We also acknowledge our constructive working relationship with our regulators and look forward to their continued guidance as we move through this process.”
     For more than 100 years, CIT has provided much needed capital to small business and middle market customers. These two sectors play a vital role in the U.S. economy and in overall employment and job creation, representing more than 90 million employees. CIT is the leading provider of financing to the retail sector and to women-, minority- and veteran-owned small businesses. Over one million customers depend on CIT to provide the financing needed to run their businesses. In addition to being one of the largest independent leasing companies in the U.S., CIT maintains the following leadership positions among others:

•	#1 factoring company in the U.S.;

•	3rd largest railcar lessor in the U.S.; and

•	3rd largest aircraft lessor in the world.
     As previously announced, CIT expanded its $3 billion senior secured credit facility by an additional $4.5 billion on October 28, 2009. These funds, supplemented by cash generated from operations, will allow us to meet clients’ needs and to satisfy customary obligations associated with the daily operation of its businesses during the confirmation process. CIT has also secured an incremental $1 billion committed line of credit to provide supplemental liquidity as it pursues that plan.
     In conjunction with today’s announcement, CIT has filed a number of first day motions that will allow it to continue to operate in the ordinary course during the confirmation process. These motions include requests to continue the payment of wages, salaries and other employee benefits. Additionally, the Company filed a motion seeking the necessary relief from the Court to pay its vendors and certain other creditors in full.
     Under the proposed prepackaged plan of reorganization, all existing common and preferred stock will be cancelled upon emergence.
Treatment of Securities in Offers and Solicitations
     The original CIT Group Inc. offers launched on October 1, 2009 have expired. Securities tendered in these offers will be released into their original CUSIP numbers as soon as practicable.
     Securities tendered in connection with offers that have not yet expired, certain long-term notes maturing after 2018 and the Delaware Funding offers, are being retained in the CUSIP numbers for those offers; however, these securities can be withdrawn from the offers and returned to the original CUSIP number for trading. Any withdrawn securities can be re-tendered until the expiration date.

For Additional Information
     Additional information about CIT’s restructuring can be found on the Company’s Web site, www.cit.com. For access to Court documents and other general information about the Chapter 11 cases, please visit www.kccllc.net/citgroup. The Company has established a toll-free Supplier Information Line at 800-422-2738 or, if you are calling from outside the U.S. 973-422-3877 and a toll-free Restructuring Information Line for all other interested parties at 866-967-1786 or 310-751-2686.
     Evercore Partners and FTI Consulting are the Company’s financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP is legal counsel in connection with the restructuring plan and Chapter 11 cases. Sullivan & Cromwell advised CIT’s Board of Directors on the restructuring plan and will act as legal counsel to CIT going forward on certain corporate matters.
     Houlihan Lokey Howard & Zukin Capital, Inc. serves as financial advisor, and Paul, Weiss, Rifkind, Wharton & Garrison LLP serves as legal counsel to the Lender Steering Committee.
About CIT
CIT (NYSE: CIT) is a bank holding company with more than $60 billion in finance and leasing assets that provides financial products and advisory services to small and middle market businesses. Operating in more than 50 countries across 30 industries, CIT provides an unparalleled combination of relationship, intellectual and financial capital to its customers worldwide. CIT maintains leadership positions in small business and middle market lending, retail finance, aerospace, equipment and rail leasing, and vendor finance. Founded in 1908 and headquartered in New York City, CIT is a member of the Fortune 500. www.cit.com
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that the additional facilities do not provide the liquidity that CIT is seeking due to material negative changes to CIT’s liquidity from draw down of loans by customers, the risk that CIT is unsuccessful in its efforts to consummate the plan of reorganization. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.
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CIT MEDIA RELATIONS:
C. Curtis Ritter
Vice President
Director of External Communications & Media Relations
(212) 461-7711
Curt.Ritter@cit.com
CIT INVESTOR RELATIONS:
Ken Brause
Executive Vice President
1-866-54CITIR (542-4847)
investor.relations@cit.com